Hess Midstream Partners LP Hess Midstream Partners LP Announces Acquisition of Hess Infrastructure Partners LP, IDR Simplification and Conversion to an Up-C Corporate Structure; Provides 2020 Guidance October 2019 Exhibit 99.2

Disclaimer Forward-Looking Statements This presentation contains forward-looking statements within the meaning of federal securities laws regarding HESM and Hess Midstream. These forward-looking statements relate to, among other things, the proposed transaction between HESM and Hess Midstream and include expectations, estimates and projections concerning the business and operations, financial priorities and strategic plans of the combined entity. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the companies’ control and are difficult to predict. Forward‑looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and current projections or expectations. Factors that could cause HESM’s or Hess Midstream’s actual results to differ materially from those implied in the forward-looking statements include the following: the ability to consummate the proposed transaction between HESM and Hess Midstream on the proposed terms and timeline; the ability to satisfy various conditions to closing of the proposed transaction, and any conditions imposed on the combined entity in connection with the consummation of the proposed transaction; the risk that anticipated benefits of the proposed transaction may not be fully realized or may take longer to realize than expected, including whether the proposed transaction will be accretive within the expected timeframe or at all; negative capital market conditions; the ability to achieve strategic and financial objectives, including with respect to distribution coverage, future distribution levels, proposed projects and completed transactions; adverse changes in laws, including with respect to tax and regulatory matters; the adequacy of capital resources and liquidity, including, but not limited to, availability of sufficient funds to pay distributions, including the distribution to the sponsors in connection with the transaction, and access to debt on commercially reasonable terms; and the ability to successfully execute business plans, growth strategies and self-funding models. When considering these forward‑looking statements, you should keep in mind the risk factors and other cautionary statements in HESM’s annual report on Form 10-K for the year ended December 31, 2018, and in other reports filed by HESM with the Securities and Exchange Commission. HESM undertakes no obligation and does not intend to update these forward‑looking statements to reflect events or circumstances occurring after this presentation except as required by applicable law. You are cautioned not to place undue reliance on these forward‑looking statements, which speak only as of the date of this presentation. Non-GAAP Measures This document includes certain non-GAAP financial measures as defined under SEC Regulation G. A reconciliation of those measures to our most directly comparable financial measures calculated and presented in accordance with GAAP is provided in the appendix to this presentation.   Reserves and Resources Information Certain terms in this presentation relate to reserves other than proved, such as unproved resources. Investors are urged to consider closely the disclosure relating to proved reserves in Hess Corporation’s Form 10-K for the year ended December 31, 2018, available from the SEC by visiting EDGAR on the SEC’s website at www.sec.gov. No Offer or Solicitation This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Additional Information In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final prospectus will be made available to HESM unitholders. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from HESM at its website, www.hessmidstream.com, or by contacting HESM’s Investor Relations at (212) 536-8244.

Hess Midstream Partners’ Strategic Transaction Immediate 6% Distributable Cash Flow Per Unit / Share (DCFPU) accretion in 2020(1); strong long term accretion, with greater than 15% accretion in 2021-22 Eliminate IDR payments to Sponsors, increasing share of Distributable Cash Flow (DCF) to shareholders Maintain commitment to targeted 15% Distribution Per Unit (DPU) growth through 2021, and increasing distribution coverage target to ~1.2x Hess Midstream Partners (HESM or HESM OpCo) to acquire Hess Infrastructure Partners LP (HIP) including Incentive Distribution Rights (IDRs), resulting in a simplified, large-scale, premier midstream platform Premier Large-Scale Midstream Company Positioned for Sustainable Long-Term Growth Immediately Accretive for Public Unitholders Simplifies structure in Up-C format with broader investor base 100% ownership of a full-suite midstream platform providing oil, gas and water services from wellhead to export outlets Pro-forma greater than $7.25 billion(2) enterprise value company with $710 – $750MM of 2020 Adjusted EBITDA(3) ~25% Adjusted EBITDA CAGR through 2021 driven by visible and self-funded organic growth with no equity funding needs ~5x increase in Free Cash Flow(4) generation from 2019 through 2021 Conservative ~3.0x target leverage with financial flexibility See appendix for definitions of Adjusted EBITDA and Distributable Cash Flow and a reconciliation to GAAP financial measures. (1) At the midpoint of 2020 Adjusted EBITDA guidance range. Refer to Appendix for details. (2) Based on HESM closing price on October 2, 2019 with a total ~284 MM outstanding Class A and Class B shares at pro forma Hess Midstream (3) Guidance as of October 2019 (4) Free cash flow calculated as Adjusted EBITDA less capex

Transaction Summary 100% acquisition of HIP by HESM(1), consolidating all midstream operating assets Eliminate IDR payments to Sponsors Structure conversion from MLP to Up-C(2): Creation of a new public entity, Hess Midstream LP (“Hess Midstream”; NYSE:HESM)(3), taxed as a corporation HESM to become Hess Midstream Operations LP (HESM OpCo), consolidated under Hess Midstream Consolidation of debt at HESM OpCo(4) Pro Forma Structure (Simplified) Hess Midstream Partners to acquire 100% of HIP, including economic interests in joint interest assets, water services, and GP Incentive Distribution Rights(1) (1) HIP assets and businesses comprise 80% interest in HESM’s joint interest assets, water services business (including produced water gathering and disposal), HESM economic general partner interest and outstanding IDRs (2) HESM’s public unitholders to receive newly issued Class A shares in Hess Midstream. Hess and HIP to receive units in HESM that are exchangeable for Class A shares in Hess Midstream. (3) Following closing, expected to trade on the New York Stock Exchange under the HESM ticker symbol (4) HESM will assume existing $800MM of HIP long-term debt and issue $900MM of new HESM long-term debt Listed Public Entity Public Unitholders Gathering Processing Terminaling Water Hess Midstream Operations LP Debt 6% consolidated economic interest 6.3% 100% Interest 0.3% 93.7% Hess Midstream is not expected to pay material cash income taxes for next several years “HESM OpCo” Transaction expected to be non-taxable to current public unitholders Non-economic general partner interest and 94% consolidated economic interest

Transaction Details

Hess Midstream Partners

New HESM Structure

Creation of Hess Midstream LP in Up-C structure

- HESM to acquire HIP from Sponsors, consolidating 100% of midstream operations
  - HIP's interests include 80% of the joint interest assets, 100% of the HESM GP and IDRs, and 100% of the water services assets
  - Elimination of IDR payments to Sponsors

Key Deal Terms

Public ownership in Hess Midstream of 6%[(1)]

- Acquisition of HIP valued at $6.2 billion[(2)]
  - HESM to assume or retire ~$1.15 billion of existing HIP debt
  - Issuance of ~230 million new HESM units and cash proceeds of ~$550MM to Hess / GIP

Financing

Pro-forma leverage of ~3x Total Debt / 2019 EBITDA

- New long-term debt issuance includes:
  - $400MM Secured Term Loan A due 2024 and $500MM of Senior Unsecured Notes
  - $1 billion Revolving Credit Facility with expected borrowing of $60MM at closing
  - Existing HIP notes exchanged to HESM OpCo

Pro-Forma Ownership[(3)]

	Hess Midstream Shares (MM)			Total
Pro-Forma Ownership	Class A	Class B	Total	Ownership
Public HESM Unitholders	17.1	-	17.1	6.0%
Sponsors	0.9	266.4	267.3	94.0%
Total	**18.0**	**266.4**	**284.4**	**100.0%**

Transaction Sources & Uses

Sources	$MM	Uses	$MM
Equity Issuance to Sponsors	4,455	Equity Issuance to Sponsors	4,455
HESM OpCo Debt Issuance	900	Retire HIP Credit Facilities	353
HIP Debt Rollover	800	Assumption of HIP Debt	800
New HESM OpCo Revolver[(4)]	60	Transaction fees	60
HIP Cash	2	Cash to Sponsors	549
Total Sources	**6,217**	**Total Uses**	**6,217**

Pro-Forma Capitalization[(5)]

	$MM
New HESM OpCo Revolver[(4)]	60
New Term Loan A	400
New Senior Notes	500
Existing HIP Notes	800
Debt	**1,760**
Debt / 2019 Pro-Forma Adjusted EBITDA	**3.0x**
Debt / 2020 Pro-Forma Adjusted EBITDA	**2.3x – 2.5x**

(1) At closing (2) Based on HESM closing price on October 2, 2019 (3) Percent current and pro forma ownership are based on 30-Jun-2019 data (4) Includes estimated transaction fees (5) Pro forma capitalization as of 30-Jun-2019

4

Continues Track Record of Unitholder Value Creation

Hess Midstream Partners

No Change to Distribution Policy

- No change to current distribution
- Continued commitment to 15% DPU growth target through 2021
- DPU growth outlook unchanged since HESM's IPO
- Increasing distribution coverage target to ~1.2x

Distributions Per Unit/Share(1)



Targeted 15% Annualized Growth
$0.93(2)
$1.40
$1.62
$1.86
$2.14
2017
2018
2019
2020
2021

Proactive Immediately Accretive Transaction

- 6% DCF per unit/share accretion in 2020(3)
- Strong long term DCF per unit/share accretion, including greater than 15% accretion in 2021-22
- Holistic approach including asset / GP acquisition and capital structure optimization
- Acquired HIP's ownership in retained joint interest assets, water services business and IDRs for ~10.3x 2020 EBITDA multiple(4)

DCF per Unit/Share Accretion



Status Quo ($)
Pro Forma ($)
% GP take
Accretion:
6%
>15%
$1.66
$1.77
$2.05
$2.18
6 %
9 %
17 %
23 %
2018
2019
2020
2021

(1) Future distributions shown on an illustrative basis reflecting a growth target of 15% per annum (2) 2017 distribution prorated from the closing of the Partnership's initial public offering on April 10, 2017 (3) At the midpoint of 2020 Adjusted EBITDA guidance range. Refer to Appendix for details. (4) Based on HESM closing price on October 2, 2019; HIP EBITDA includes Asset EBITDA and GP distributions

5

Enhances Leading Midstream Platform

Hess Midstream Partners

Maintaining Existing Strong Business Model . . .
. . . New Platform Aligns Sponsor and Unitholder Interest

Integrated Portfolio With Meaningful Scale	• Pro-forma >$7.25 billion enterprise value midstream platform[1] • 100% consolidated ownership of strategic infrastructure assets • No dependence on future asset drop downs	✔
Multiple Drivers of Forward Growth	• ~20% CAGR in Hess net Bakken production through 2021[2] • Focused capacity expansions, best-in-class contract structures • Potential to continue adding growth through acquisitions	✔
Free Cash Flow Generation	• Significant historical invested capital drives growth with limited capex • Significant organic volume and Adjusted EBITDA growth • Strong visibility to continued free cash flow conversion	✔
Self-Funding Distributions and Capital Program	• Maintain 15% DPU growth to 2021 with 1.2x target coverage • No equity needs to fund organic growth and meet targets • Conservative ~3.0x target leverage with financial flexibility	✔
Corporate Structure	• 1099 security with no IDR burden, broader investor appeal • Sponsor and Unitholder economics aligned • Significant sponsor retained ownership	✔

See appendix for definition of Adjusted EBITDA and a reconciliation to GAAP financial measures
(1) Based on HESM closing price on October 2, 2019 with a total ~284 MM outstanding Class A and Class B shares at Hess Midstream (2) Hess guidance as of July 2019

6

2020 Guidance Demonstrates Highly Visible Growth Note: See appendix for definition of Adjusted EBITDA and a reconciliation to GAAP financial measures. (1) In 2020, gas gathering volumes and gas processing volume guidance each reflect an approximate 30 MMscf/d reduction due to the planned TGP turnaround. (1,2) Throughput volumes (in thousands) 2019 Guidance 2020 Guidance Financials ($millions) 2020 Guidance Gas Gathering 280 – 290 300 – 310 Net Income 440 – 480 Crude Oil Gathering 105 – 115 125 – 135 Adjusted EBITDA 710 – 750 Gas Processing 265 – 275 285 – 295 Distributable Cash Flow 600 – 640 Crude Terminals 120 – 130 150 – 160 Expansion Capital 335 Water Gathering N/A 55 – 65 Maintenance Capital 15 Guidance Highlights Expect ~25% increase in Consolidated Adjusted EBITDA compared to full year 2019 Guided DCF delivers targeted 15% annual DPU growth Distribution coverage target of ~1.2x Maintain historical gross EBITDA margin at >75% Guidance Drivers Planned production growth from Hess Full year of operations at the Little Missouri 4 gas processing plant Incremental capital investment in gas compression, processing and well tie-ins Growth in water business Guidance incorporates a planned 45-day turnaround at the Tioga Gas Plant(1) 2020 Guidance: $710-750MM Adjusted EBITDA and $350MM Capex 2019-21 Outlook: ~25% Adjusted EBITDA CAGR and ~5x increase in free cash flow

Multiple Drivers of Forward Growth

Hess Midstream Partners

Visible Organic Growth

- Strategic midstream infrastructure servicing Hess and Third Parties
- Hess expected to grow Bakken production to 200 Mboed net in 2021(1)
- Leverage wellhead-to-export platform to continue third party volume growth

Hess Bakken Net Production(1) (MBoe/d)


~20% CAGR 2018-21
200
100
0
Expected
2017
2018
2019
2020
2021

Focused Capacity Expansions

- Executed ~$500 MM of incremental growth projects over past 24 months
- Expanding processing capacity from 350 MMcf/d to 500 MMcf/d by mid-2021
- Capacity optionality available both north and south of Missouri River

Gas Processing Volume & Capacity (MMcf/d)


2018 Actual
233
Planned TGP (2) Expansion
150
LM4 Capacity
100
Existing TGP Capacity
250

Best-in-Class Contract Structures

- Incremental infrastructure investments de-risked by contract structure
- MVCs provide ongoing near-term downside protection
- Annual fee recalculation for changes in volume forecast maintain EBITDA stability

Embedded Contractual Return


Actual and Forecasted Capex and Budgeted Opex
Actual and Forecasted Volumes
Contractual Return
Base Fee ($ / Unit)

$350MM 2020E Capex(3) investments in compression, gas processing expansion and Hess and Third Party tie-ins with low risk EBITDA generation

Note: See appendix for definition of Adjusted EBITDA and Free Cash Flow and a reconciliation to GAAP financial measures.
(1) Hess guidance as of July 2019 (2) Tioga Gas Plant (3) Guidance as of October 2019

8

Self-Funding, High Growth, Significant Free Cash Flow

HESS Hess Midstream Partners

Growing EBITDA	Increasing Free Cash Flow	Enhanced Funding Capacity & Flexibility
~25% Adjusted EBITDA CAGR 2019-2021	*~5x increase in free cash flow generation 2019-2021*	*Targeting Conservative ~3x Debt / EBITDA Leverage*

- 2020 Adjusted EBITDA guidance represents ~25% annual growth
- Continued growth from significant historical invested capital
- Contract structure underpins low-risk growth profile

- Organic growth without a large capital burden
- Self-funded capital program
- Significant and growing positive free cash flow

- Funding both expansion capital and distribution growth with conservative leverage and no equity needs
- Significant and growing capacity to fund incremental growth

Consolidated Adjusted EBITDA[(1)] ($MM)



$550 - $575
Guidance
$710 - $750
~25% CAGR
2019E
2020E
2021E

Free Cash Flow[(2)] ($MM)



$360 - $400
~5x Increase
2019E
2020E
2021E

Cash Sources and Uses[(3)] ($MM)



Debt Capacity(4)
Distributable Cash Flow
Expansion Capex
Distributions
2019E
2020E
2021E
Cash Sources
Cash Uses
Cash Sources
Cash Uses
Cash Sources
Cash Uses

Note: See appendix for definition of Adjusted EBITDA and a reconciliation to GAAP financial measures. All 2019 data and guidance reflects existing HESM structure. (1) Guidance as of October 2019. 2019 excludes Water. (2) Free cash flow calculated as Adjusted EBITDA less capex. 2019 excludes Water. (3) Distributions for 2019 shown on illustrative basis reflecting 15% LP DPU Growth target and associated GP IDR distributions under existing HESM structure. (4) Debt Capacity defined as implied incremental debt capacity to ~3.0x HESM target leverage

9

Compelling Value Proposition

Differentiated Fundamentals with Peer-Leading Financial Metrics[1]

2019E – 2021E EBITDA CAGR



~ 25%
22%
17%
9%
5%
4%
6%
HESM
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
S&P Utilities

2021E Unlevered Free Cash Flow Conversion[2]



~ 75%
67%
66%
65%
53%
47%
16%
HESM
Peer 5
Peer 3
Peer 2
Peer 4
Peer 1
S&P Utilities

Total Debt / 2019E EBITDA



Publicly Announced Leverage Target
~3.0 x
3.2 x
4.4 x
4.5 x
4.9 x
5.3 x
5.0 x
HESM
Peer 5
Peer 3
Peer 4
Peer 2
Peer 1
S&P Utilities

Hess Midstream's Leading Fundamentals

Industry-Leading Growth	Best-in-Class Contract Structure	Strong Free Cash Flow Generation	Conservative Balance Sheet	Financial Flexibility

Source: Bloomberg, Capital IQ, Company disclosures, IBES consensus estimates as of September 30, 2019. Note: S&P Utilities reflects median of all S&P 500 Utilities sector constituents with available estimates. (1) Peer set includes ONEOK Inc., Magellan Midstream Partners L.P., Targa Resources Corp., Western Midstream Partners, LP, and The Williams Companies Inc.. (2) Unlevered free cash flow conversion calculated as 2021E Adjusted EBITDA less 2021E capex as percentage of 2021E Adjusted EBITDA. See appendix for reconciliation to GAAP financial measures

10

Hess Midstream’s Strategic Transaction Premier Large-Scale Midstream Company Positioned for Sustainable Long-Term Growth Transaction Immediately Accretive for Public Unitholders ~25% EBITDA Growth and Targeted 15% Annualized DPU Growth Visible Growing Cash Flow Generation From Leading Business Model

Appendix

Hess Midstream

Unitholder Accretion Table

Illustrative DCF per Unit/Share Accretion Based on 2020 EBITDA Guidance Range

$ MM (unless otherwise noted)	Low End		Midpoint		High End	
	Existing MLP Structure	New HESM Structure	Existing MLP Structure	New HESM Structure	Existing MLP Structure	New HESM Structure
EBITDA Guidance	710	710	730	730	750	750
Less: Water Services EBITDA	(30)		(30)		(30)	
Consolidated HESM EBITDA	**680**	**710**	**700**	**730**	**720**	**750**
Less: Joint Interest Assets EBITDA (approx. 80%)	(544)		(560)		(576)	
EBITDA Attributable to HESM	**136**	**710**	**140**	**730**	**144**	**750**
Less: Maintenance Capex Attributable to HESM	(3)	(15)	(3)	(15)	(3)	(15)
Less: Cash Interest Expense Attributable to HESM	(2)	(95)	(2)	(95)	(2)	(95)
Distributable Cash Flow Attributable to HESM	**131**	**600**	**135**	**620**	**139**	**640**
Less: GP DCF Take (reflects % shown below) [1]	(21)		(23)		(25)	
LP Share of DCF	**110**	**600**	**112**	**620**	**114**	**640**
Outstanding LP Units/Shares (MM)	54.6	284.4	54.6	284.4	54.6	284.4
LP DCF per LP Unit/Share ($ per Unit/Share)	**$2.02**	**$2.11**	**$2.05**	**$2.18**	**$2.09**	**$2.25**
Accretion vs. Current MLP Structure ($ per Unit/Share)		*$0.09*		*$0.13*		*$0.16*
Accretion vs. Current MLP Structure (%)		*5%*		*6%*		*8%*
GP Take at 1.0x Coverage (%)[1]		*16%*		*17%*		*18%*

(1) Reflects GP share of cash flow distributed through IDR tiers at 1.0x coverage.

14

Reconciliation to GAAP Metrics Non-GAAP Financial Measures We define Adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit) and depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as other income and other non‑cash, non‑recurring items, if applicable. We define Adjusted EBITDA attributable to HESM as Adjusted EBITDA less Adjusted EBITDA attributable to HIP’s retained interests in our joint interest assets. We define Distributable Cash Flow as Adjusted EBITDA less cash paid for interest and maintenance capital expenditures. We define Distributable Cash Flow attributable to HESM as Adjusted EBITDA attributable to HESM less cash paid for interest and maintenance capital expenditures attributable to HESM. Distributable cash flow does not reflect changes in working capital balances. We define Free Cash Flow as Adjusted EBITDA less capital expenditures. Adjusted EBITDA, Distributable Cash Flow and Free Cash Flow are non‑GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess: our operating performance as compared to other publicly traded companies in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods; the ability of our assets to generate sufficient cash flow to make distributions to our unitholders; our ability to incur and service debt and fund capital expenditures; and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. We believe that the presentation of Adjusted EBITDA, Distributable Cash Flow and Free Cash Flow provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA, Distributable Cash Flow and Free Cash Flow should not be considered as alternatives to GAAP net income (loss), income (loss) from operations, net cash provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA, Distributable Cash Flow and Free Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Adjusted EBITDA, Distributable Cash Flow or Free Cash Flow should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA, Distributable Cash Flow and Free Cash Flow may be defined differently by other companies in our industry, our definition of Adjusted EBITDA, Distributable Cash Flow and Free Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of Adjusted EBITDA, Distributable Cash Flow and Free Cash Flows to net income, the most directly comparable GAAP financial measure, for each of the periods indicated. (in millions) HESM Hess Midstream Estimated Estimated FY 2019 FY 2020 Net Income $ 415 - 440 $ 440 - 480 Add: Depreciation expense 132 155 Add: Interest expense, net 3 105 Add: Income tax expense - 10 Adjusted EBITDA $ 550 - 575 $ 710 - 750 Less: Interest, net, and maintenance capital expenditures(1) 110 Distributable Cash Flow $ 600 - 640 Less: Adjusted EBITDA attributable to noncontrolling interest   442 - 462 Adjusted EBITDA attributable to HESM 108 - 113 Less: Cash interest and maintenance capital expenditures attributable to HESM 5 Distributable Cash Flow attributable to HESM $ 103 - 108 Adjusted EBITDA $ 710 - 750 Less: Capital expenditures   350 Free Cash Flow $ 360 - 400 (1) Excludes amortization of debt issuance costs

Minimum Volume Commitments Growing MVCs provide line of sight to long-term organic growth Agreement 2019 2020 2021 Gas Gathering (MMcf/d) 251 303 304 Oil Gathering (MBbl/d) 113 126 126 Gas Processing (MMcf/d) 229 265 290 Crude Terminaling (MBbl/d) 127 143 153 Water Gathering (MBbl/d) 41 67 84 MVCs set at year end 2018.

Strategically Located, Integrated, High Quality
Large-Scale Asset Base Serving Hess & Third Parties

~350 MMcf/d of Gas Processing Capacity

- Tioga Gas Plant (TGP): Capacity of 250 MMcf/d incl. ethane extraction, planned 150 MMcf/d expansion in 2020-21
- 60 MBbl/d of NGL fractionation capacity interconnected to pipe export and Rail Terminal for NGL rail export (30 MBbl/d capacity)
- Little Missouri 4 plant: 100 MMcf/d net processing capacity
- *Market export optionality north and south of the Missouri river*

~385 MBbl/d of Crude Oil Terminaling Capacity

- ~285 MBbl/d Ramberg Terminal Facility (RTF) export capacity
- ~100 MBbl/d Johnson's Corner Header System export capacity
- Tioga Rail Terminal with connectivity to TGP, RTF and gathering systems; 550 crude oil rail cars
- *Market export optionality north and south of the Missouri river*

~250 Miles of Water Gathering Pipelines

- Extensive gathering footprint north of Missouri River
- ~650 wells tied in, ~40 mbbl/d produced water gathered
- Infrastructure demand driving future growth
- *Pipeline gathering, produced water disposal, and trucking provide integrated service offering*



Our Bakken Footprint
Divide
Burke
Williams
Tioga Rail Terminal
Tioga Gas Plant
Ramberg Terminal Facility
Mountrail
Hawkeye Gas Facility
Hawkeye Oil Facility
McKenzie
Johnson's Corner Header System
Little Missouri 4
Dunn
Crude Oil Gathering Pipelines
Natural Gas Gathering Pipelines
Water Gathering Pipelines
Hess Operated Acreage
HESS Hess Midstream Partners

Captured Material Third Party Volumes



Gas
30%
70%
Oil
15%
85%
Hess
Third Parties (contracted through Hess)

17

Stable, Growing Cash Flows

Supported by Long-Term Commercial Contracts with Hess

Hess Midstream Partners

MVCs provide ongoing near-term downside protection

Annual fee recalculation for changes in volume forecast to maintain EBITDA stability

10-Year Commercial Contracts(1),(2) + Unilateral 10-Year Renewal(2) Right

100% Fee-Based Contracts
Minimize commodity price exposure

- ✓ Fees set annually for all future years in 10-year initial term(2) to achieve contractual return on capital deployed
- ✓ Fees escalate each year at CPI for both terms (20 years)

Minimum Volume Commitments
Provide downside protection

- ✓ Set on rolling 3-year basis (send or pay)
- ✓ Effective for both terms (20 years)
- ✓ Cannot be adjusted downwards once set
- ✓ Any shortfall payments made quarterly

Fee Recalculation Mechanisms
Deliver cash flow stability

- ✓ Annual fee recalculation to maintain targeted return on capital deployed
- ✓ Fees adjust for changes in actual and forecasted volume/capex and budgeted opex to maintain EBITDA stability
- ✓ Capital above forecast increases EBITDA

Simplified Fee Calculation



Actual and Forecasted Capex and Budgeted Opex
Actual and Forecasted Volumes
Contractual Return
Base Fee ($ / Unit)
$/unit
Annual fees for all forward years set and adjusted to maintain contractual return on capital deployed
Volume Underperformance
Base Fee, CPI Escalated
Volume Outperformance
Illustrative Fee Scenarios
Nomination Year
Forward Years in Initial Term

(1) Oil & Gas commercial contracts were effective as of January 1, 2014. Water commercial contracts were effective as of January 1, 2019 with a primary cost of service term of 14 years. Terminals have no unilateral right to extend. (2) Commercial contract for initial term of one gas gathering subsystem expires December 31, 2028 with unilateral 5-year renewal right.

18

Opportunities to Deploy Capital

Hess Midstream Partners

Focused Capacity Expansions

- **Expanding processing capacity** from 350 MMcf/d to 500 MMcf/d by mid-2021
- **Ongoing build-out** of water gathering and disposal capacity

Hess Acquisition Opportunities

- Potential to acquire **additional assets from Hess** including Gulf of Mexico Infrastructure and Bakken Well Facilities

Third Party Acquisition Opportunities

- **External acquisitions** to capture Bakken consolidation opportunities or expand into new basins
- Additional **joint venture opportunities** and acquisition of assets or systems

Executed ~$500 MM of incremental growth projects over past 24 months

Gas Processing Volume & Capacity (MMcf/d)



2018 Actual
233
Planned TGP Expansion
150
LM4 Capacity
100
Existing TGP Capacity
250

Bakken Water Services



- ✓ Water Gathering
- ✓ Produced Water Disposal
- ✓ Trucking (via third parties)

Little Missouri 4 Gas Plant

Strategic Gas Processing Joint Venture with Targa Resources

- ✓ Further enhance system optionality
- ✓ Fully integrated to contract structure
- ✓ Capture economics of scale

Multiple accretive future opportunities to deploy cash flow and incremental debt capacity

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Hess Bakken Upstream

Hess’ Bakken Upstream Growth Engine Leading Acreage Position Delivering Long-Term Volume Growth 2019 Hess Guidance(1) Bakken represents ~50% of 2019 Production and Capex & Exploratory spend (1) Hess guidance as of July 2019. (2) Upstream capital and exploratory expenditures. 115-120 130-135 140-145 135 $1.4 $1.4 Total $2.8 Bn Total 275-280 MBoe/d Competitive Position Leading acreage position: ~550,000 net acres (Hess ~75% WI, operator) More gross operated drilling locations remaining than any other Bakken Operator Net Expected Ultimate Recovery: ~2.3 BBOE; ~2.0 BBOE yet to produce Transition to Plug & Perf (P&P) Full transition to P&P with 6 rigs and 3 frac crews running in 2019 Expected 2019 net production of 140-145 MBoe/d; Capital ~$1.4 billion Expected average 2019 IP180: >120 MBO Net Production (MBoe/d) Capex & Exploratory Spend ($Bn)(2) Material Position in Premium Tight Oil Play Targa JV Gas Plant Tioga Gas Plant (planned expansion) Tioga Rail Terminal Johnson’s Corner Header System Hawkeye Facilities Bakken Other Bakken Other Hess operated acreage Hess non-operated acreage Ramberg Terminal Facility

Significant Future Production Growth

Hess Expects Bakken Net Production to Grow to ~200 MBoe/d by 2021

Hess Midstream Partners

Hess Bakken Net Production[(1)] (MBoe/d)



New Plug & Perf: 10 MM Lbs
Old Sliding Sleeve: 8.4 MM Lbs
~20% CAGR 2018-21
200
150
100
50
0
2017
2018
2019
2020
2021
Expected

Significant Inventory of High Return Well Locations

Number of Locations with IRRs at 15% or Above

Gross number of economic locations at various WTI prices[(2)]



~90% of locations have IRR >15% at $60/bbl WTI or below
~900
~1,850
~2,700
~2,950
>3,000
$40/bbl
$50/bbl
$60/bbl
$70/bbl
$80/bbl
Rig Years2
~30
~62
~90
~98
>100

Improving Type Curves in the Core

Average IP180 Cumulative Oil Curve; MBO; Keene Area



2019E P&P
~15-20% increase with plug & perf
2018
2016-17
2014-15
2012-13
150
100
50
-
-
Producing Days
180

Hess 2019 Expected Bakken Drilling Program

	Keene	Stony Creek	East Nesson	Beaver Lodge / Capa	Other[(3)]
EUR (MBOE)	~1,350	~1,300	~1,100	~1,100	~950
IP180 Oil (MBO)	~150	~135	~115	~100	~80
IRR@ $60/bbl WTI	**>100%**	**~80%**	**~60%**	**~70%**	**~45%**
2019 Wells Online	~45	~30	~40	~20	~25



Goliath
East Nesson
Beaver Lodge / Capa
Red Sky
Stony Creek
Keene

(1) Hess guidance as of July 2019 (2) Point forward Jan 2019, assumes ~30 wells/rig-year. Includes Middle Bakken and Three Forks (3) Includes Goliath, Red Sky and Buffalo Wallow.

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